UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

Momenta Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Binney Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.05.                 Costs Associated with Exit or Disposal Activities.

On September 26, 2018, the Board of Directors (the “Board”) of Momenta Pharmaceuticals, Inc. (“Momenta” or the “Company”) approved a plan to reduce Momenta’s headcount by approximately 50% (the “Workforce Reduction”) following a strategic review of the Company’s business. The Workforce Reduction aims to align Momenta’s workforce with the Company’s newly announced strategy to focus on the discovery and development of novel therapeutics for the treatment of rare immune-mediated diseases. The Workforce Reduction generally affects employees in all areas of Momenta, primarily those working in biosimilars operations and research and related general and accounting functions. The Workforce Reduction will result in the termination of approximately 83 employment positions effective October 5, 2018, with an additional 27 positions being eliminated over the next two to 12 months. Following the Workforce Reduction, Momenta expects to have approximately 116 full-time employees and to be appropriately resourced to continue executing on its current strategy. Momenta estimates that it will incur aggregate charges in connection with the Workforce Reduction of approximately $17 million to $20 million for employee severance and termination benefit costs, which is expected to result in approximately $15 million to $18 million of cash expenditures.

Momenta expects to substantially complete the reduction in workforce during the fourth quarter of 2018.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the Workforce Reduction, on September 26, 2018, Ganesh Kaundinya, Momenta’s Chief Operating Officer and Chief Scientific Officer, Scott Storer, Momenta’s Senior Vice President, Chief Financial Officer and Treasurer, and Bruce Leicher, Momenta’s Senior Vice President, General Counsel and Secretary, were terminated without cause, effective October 5, 2018. Momenta intends to enter into a separation and mutual release agreement with these officers under which each officer and Momenta will, with limited exceptions, release claims they have against the other and the officers will receive the severance payments and benefits described in their existing employment agreements with the Company, subject to and in accordance with the previously disclosed terms of the employment agreements.

Momenta also expects to enter into consulting agreements with Dr. Kaundinya and Mr. Storer and an engagement letter with Mr. Leicher, each effective October 5, 2018, pursuant to which they will provide transitional consulting and advisory services to Momenta following their employment terminations in exchange for an hourly consulting fee of $275 for each of Dr. Kaundinya, Mr. Storer and Mr. Leicher, as well as reasonable travel and other expenses incurred in rendering services. The term of the consulting agreements is expected to be 6 months for both Dr. Kaundinya and Mr. Storer, unless earlier terminated by Momenta or by mutual agreement of the parties. Mr. Leicher’s engagement letter is expected to be terminable by either party without notice.

On September 26, 2018, the Board appointed Michelle Robertson, currently Momenta’s Vice President, Financial Planning and Analysis, as Momenta’s Chief Financial Officer, principal financial officer and principal accounting officer, effective October 5, 2018.  As a result of Ms. Robertson’s appointment, Craig A. Wheeler, Momenta’s President and Chief Executive Officer, will cease to perform the functions of principal financial officer and principal accounting officer.

Ms. Robertson’s compensation will not change on October 5, 2018, but the Company intends to increase her annual base salary and her annual cash bonus opportunity target and to grant her additional equity awards under the Company’s 2013 Incentive Award Plan in amounts to be determined in the near future.

Ms. Robertson, age 51, joined Momenta in May 2017 and has served as Vice President, Financial Planning and Analysis during such time. Prior to joining Momenta she served as Vice President, Oncology Finance at Baxalta, Inc., a pharmaceutical company, from 2015 to 2017. She served as Head of Financial Planning and Analysis and Operations Excellence at Ironwood Pharmaceuticals, a pharmaceutical company, from 2012 to 2015. Ms. Robertson joined Genzyme Corporation in 1995 and served in various leadership positions in its Oncology and Biosurgery divisions of Finance and Commercial Operations until 2011.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements about Momenta’s business strategy, size, structure and operations; the cause, size, timing and impact of Momenta’s Workforce Reduction and related activities; the types of positions that are expected to be eliminated in the Workforce Reduction; the expected size and sufficiency of Momenta’s workforce following such reduction; the estimated charges and costs expected to be incurred in connection with such reduction; the amount of such charges expected to result in cash expenditures; and expectations regarding Momenta’s entry into separation and consulting agreements with former officers. Investors are cautioned not to place undue reliance on these forward-looking statements. Each forward-looking statement is subject to risks and uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, without limitation, Momenta’s strategy may change, and Momenta may not be able to effectively implement its current strategic plan; the size of Momenta’s workforce following the reduction in force may not be sufficient, and Momenta may not be able to effectively attract or retain new employees; risks associated with Momenta’s reduction in workforce, such as employee claims and the risk that the actual financial and other impacts of the reduction could vary materially from the outcomes anticipated and risks, uncertainties and other important factors discussed under the heading “Risk Factors” and elsewhere in Momenta’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, in addition to the risk factors that are listed from time to time in Momenta’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings. Momenta undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after this Form 8-K. Except as otherwise noted, these forward-looking statements speak only as of the date of this Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: October 1, 2018	By:	/s/ Craig A. Wheeler
Craig A. Wheeler
President and Chief Executive Officer